Exhibit 10.6


                               FIRST AMENDMENT TO
                               ------------------
                            PARTICIPATION AGREEMENTS
                            ------------------------

         This First Amendment to Participation Agreements is dated this 31st day of October, 2005, by and between the parties listed below.

         Whereas Kerogen Resources, Inc. has entered into three separate Participation Agreements described as follows:

1) Participation Agreement dated September 20th , 2005, by and between Kerogen Resources Inc., with an address at Ashford Crossing II, 1880 Dairy Ashford South, Suite 545, Houston, Texas 77077 (hereafter, "Kerogen") and Calibre Energy, Inc. (hereinafter "Calibre"), 1825 I Street NW, Washington, DC 20006;

2) Participation Agreement dated October 19th, 2005 by and between Kerogen and Triangle Petroleum USA, Inc. (hereafter "Triangle"), Suite 1110, 512 3rd Avenue SW, Calgary, AB T2P3T3

3) Participation Agreement dated October 14th, 2005 by and between Kerogen and Wynn-Crosby Partners I, LP (hereinafter "W-C"), 5500 West Plano Parkway, Suite 200 Plano, Texas 75093

         Whereas each of the three Participation Agreements provided for the development of Prospects in the Southern Fort Worth Basin ("SFWB") being more specifically described as including all of the lands in the following counties in Texas; Johnson, Summerville, Bosque, Hill and Hood, ("Contract Area"). But specifically excluding lands included under that certain Participating Agreements with Reichmann Petroleum Inc. dated October 12th, 2005, ("Reichmann Participation Agreements") which govern certain lands and operations located within the SFWB, such lands and the operations described therein, including lands and operations that may be covered by the AMI provisions of the Reichmann Participation Agreement, are specifically excluded from the terms and conditions of each of the three Participation Agreements described above. For purposes of identifying excluded lands and operations, the Reichmann Participation Agreements are incorporated herein by reference.

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         Whereas each of the Participation Agreements enumerated above generally provide for the following terms as between each Participant and Kerogen, the Parties hereto ("Parties") in accordance such Participation Agreements now desire and do bind themselves to each other as to the terms and provisions set forth herein. In the event of conflict between the Participation Agreements enumerated above and the terms and provisions specifically addressed herein the terms and provisions hereof will prevail.

         Now therefore, for and in consideration of the promises previously exchanged in the Participation Agreements and in consideration of the mutual agreements and promises stated herein, the parties hereto do agree as follows:

                                       I.
                            Elections by the Parties
                            ------------------------

         All Prospects generated, identified or acquired by the Parties respectively, in the SFWB, during the Term of this Agreement, shall be offered to the other Parties. For the purposes of this Agreement the terms "Prospect" and "Prospect Area" shall consist of the individual governmental pro-ration area for the relevant potential shale well proposed under this Agreement along with all acreage that is directly adjacent to such pro-ration area unless a different area is mutually agreed to by the Participating Parties (defined below) within five (5) days after the relevant Prospect Meeting (defined below).. The Parties receiving the offer will have the opportunity to participate in the offered Prospect(s) for the following portion of the interest available to the offering
Party:

                  Kerogen           10%
                  Calibre           30%*
                  Triangle          30%*
                  W-C               30%*

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         *Subject to carried interest to Kerogen, which interest is specifically described in each Participation Agreement enumerated above, which carried interest is not in anyway amended or impacted by this First Amendment to Participation Agreements.

         Calibre and Triangle are the "Other Participants" to which reference is made in the Participation Agreement dated October 14, 2005, and the Participation Agreements above described are the "separate agreements" to which reference is made in Section 3.01 of such Participation Agreement.
         It is recognized that the Parties may be involved in the acquisition of producing properties within the SFWB and that the evaluation of and acquisition of producing properties is outside the scope or purpose of this Agreement. By executing this Agreement, each Party individually acknowledges and waives any claim to any property, acreage or subsurface rights that, at the time the other Party makes an offer to a third party to purchase, are part of or directly related to the proration unit or allocated acreage of a well that is producing, or capable of producing hydrocarbons, or has logged behind pipe pay (a "Producing Property").
         Once a Prospect is generated by a Party ("Presenting Party"), the Prospect (with studies and all other relevant subsurface and commercial data) will be presented in writing to the other Parties, and within thirty (30) days there from the Parties will convene a meeting to discuss the Prospect, including all relevant technical, operational and commercial information and a budget for the prospect ("Prospect Meeting"). All material presented by the Presenting Party at the Prospect Meeting will be considered "Intellectual Property". It is also anticipated that during the Term of this Agreement each Party may identify Prospects being developed and/or marketed by third parties. If one of the Parties evaluates any of these Prospects, it may call a Prospect Meeting (Note: if the opportunity is time sensitive to the degree that it may not be available later, the Presenting Party may request a Prospect Meeting to occur within 48 hours of the time it calls the Prospect Meeting) to present the relevant Prospect to the other Party. Within fifteen (15) days from the Prospect Meeting, the non-Presenting Party must elect in writing to participate in the Prospect on the terms contained in this Agreement, or forfeit all rights to such Prospect to the presenting Party. All Parties that participate in an individual Prospect shall be deemed a "Participating Party" for that Prospect. Failure to respond in writing within the time provided above shall be deemed an election not to participate in the relevant Prospect. At the Prospect Meeting, the Parties will

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disclose any third party requirements that would prevent W-C from being Operator of the Prospect ("Prospect Operator"), such as a third party already serving as Operator under an existing operating agreement in the area covered by the Prospect and if the Participating Parties in the relevant Prospect cannot obtain the agreement of such third party operator to allow W-C to serve as Prospect Operator, the Participating Parties shall designate such third party as Prospect Operator. Additionally, in the event W-C does not have a rig available to drill a particular well within a time frame necessary to maintain a material lease within the relevant Prospect Area or within a reasonable time frame as a part of the drilling program of W-C, if one of the other Participants has a specific rig available within such time frame, upon such other Participant's request, the other Participating Parties in the relevant Prospect shall designate such other Participant as operator of the well for drilling and completion purposes and after completion or plugging and abandonment of the well, the Participating Parties will designate W-C as Prospect Operator for the purposes of production and for any other operations on the relevant Prospect Area. Except as provided in the previous two sentences, W-C may elect to serve as Operator. All interpretive materials created by a Party and presented at the Prospect Meeting ("Intellectual Property"), shall remain the sole property of the presenting
Party until the Initial Test Well has been drilled and evaluated in the relevant Prospect. Thereafter the non-presenting Parties will have earned a non exclusive license in the Intellectual Property for each Prospect in which it participates. Each Party shall treat all Intellectual Property provided to it by the other Parties as confidential. The parties will execute a binding confidentiality agreement at the Prospect Meeting. Should a Party elect not to participate in any Prospect presented by the other Party, it agrees to keep all information provided at the Prospect Meeting confidential and further agrees not to acquire any leases or rights to property within the Prospect Area that is mutually designated by the Parties for the Prospect for two years from the date of the Prospect Meeting. Should the non-presenting Party or any affiliate acquire such interests, it agrees to assign such interests to the Presenting Party, upon written request, at no cost.
         Prior to the termination of this Agreement on October 31, 2007, each Party will provide to the other Parties a Prospect Meeting and the opportunity to elect to become a Participating Party concerning any portion of the Contract Area in which the Presenting Party has obtained an oil and/or gas interest during the term of this Agreement.

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                                       II.
                          Leasing / Acquisition Program
                          -----------------------------

         Once a Prospect is generated, approved and accepted by the Parties, the Prospect Area shall be deemed an Area of Mutual Interest (AMI) for a period of two years from the date of relevant Prospect meeting, for the acquisition of oil and gas leases. Any Party acquiring an interest within the AMI during the term of this Agreement will offer the other Parties the other Party's percentage interest and if that Party accepts by agreeing to pay its percentage interest of actual costs then the ownership of any leases or properties acquired by any Party within the Contract Area as set forth above:
         Thereafter, the Parties through the "Prospect Operator" shall initiate a leasing program to lease (or farm-in) any remaining necessary acreage within the Prospect Area. The Parties anticipate that during the term of this Agreement, Prospects shall be developed that will result in an effort to lease between 25,000 and 45,000 acres in the area of each Prospect, on a Prospect by Prospect basis (or such additional acreage as may be reasonable). In the event a Prospect is to be acquired by an acquisition of leasehold from a third party or earned under a farmout or participation arrangement, then the acquiring Party or Prospect Operator, as appropriate, will take such actions as are necessary to effect such transaction, subject to the provisions of Paragraph V of this Amendment. The Prospect Operator or acquiring Party will take title in its name, to either the leases or contractual rights as is necessary to implement the plan set forth in the Prospect Meeting. All non-acquiring Parties shall receive recordable assignments of their interest in a Prospect upon payment of their proportionate share of the lease acquisition costs. In the event the entire interest cannot be placed the Prospect will be treated as not accepted and the Parties will not pursue it.
          The Party acquiring leasehold or conducting operations may provide the other Parties with a cash call along with a detailed statement itemizing estimated costs and expenses to be incurred during the next succeeding calendar month. The Party receiving the cash call agrees to pay such cash call invoice within 30 days of receipt. In the event the Party receiving the cash call fails to pay all undisputed portions of the cash call as provided hereunder, the Party making the cash call may tender a default notice in writing; if within ten days of receipt of said default notice the payment is not received for all undisputed amounts and a written explanation of the reasons for any disputed amounts, the Party making the cash call may elect to hold the Party receiving the cash call in a non-consent status as provided for under the Operating Agreement, concerning the undisputed portions of the cash call and the disputed portions if no written explanation concerning the disputed portions was provided by the Party receiving the cash call, or may deem that such default is an election to reject the Prospect, if drilling has not yet commenced thereon. The Party receiving the cash call will have rights to audit all invoices and cash calls pursuant to the Operating Agreement, should it dispute any such items.

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         Each Party will be responsible for overseeing and directing the leasing or acquisition program until the Prospect meeting, concerning Prospects on which it is the Presenting Party. The non-Presenting Parties will be consulted on both the budget and terms being accepted for the leases and contracts being secured in the relevant Prospect Area. Should any Party want to acquire a lease, the terms of which another party does not want to accept, it shall have the right to do so. If such lease is acquired for those terms, then that lease shall be excluded from the relevant Prospect Area. The non-Presenting Party will have full rights to access the lease and title data within any Prospect to assure itself that title and environmental conditions of the properties being acquired are acceptable to it. Each Party hereby waives any claims of action it may have against the other Party concerning duties and obligations hereunder, unless a Party is grossly negligent or performs acts of willful misconduct. Any assignment(s) delivered pursuant to the terms of this Agreement will be without warranty of title except by through and under the assigning Party.

                                      III.
                                   Operations
                                   ----------

         Once a Prospect is accepted, those parties that have elected to participate in such Prospect will enter into an Operating Agreement the form of which is attached hereto as Exhibit "A," covering such Prospect. The Prospect Area and Operator will be defined in the Prospect Meeting and the Prospect Area shall be the same as the Prospect Area defined above. All operations shall be conducted under the terms and provisions of Exhibit "A". Each Prospect Area shall have a separate Operating Agreement signed by the Parties. In lieu of non-consent penalties for drill wells in the operating agreement, should a Party not timely elect to participate in a subsequent well, it shall be deemed to have relinquished its interest in the well and all leasehold acreage not allocated to the governmental proration area for the initial well or other subsequent wells in which the party has previously participated.

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                                       IV.
                                      Term
                                      ----

         This Agreement shall continue for a Term expiring October 31, 2007, except as provided otherwise above in Article II. Concerning the AMI. The term of the Operating Agreement(s) referenced in P. 6.02 shall be as set forth in each Operating Agreement.

                                       V.
                             Relationship of Parties
                             -----------------------

         No relationship of partnership or principal and agent shall exist or arise among the parties hereto because of the execution of this agreement or the joint acquisition by them of properties and interests pursuant to this agreement. No party hereto shall have any right, power or authority to contract on behalf of any other party hereto or to commit any party hereto to any obligation, liability or undertaking, except to the extent the party to be obligated has expressly consented thereto (i) at a Prospect Meeting, or (ii) by instrument in writing.



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                                       VI.
                            Limitation of Assignment
                            ------------------------

         Without the prior written consent of the other Party, the rights and privileges of this Agreement, or any Prospect, or rights to any Prospect Area generated pursuant to the terms hereof, may not be shown or sold by any Party. Such consent may not be unreasonably withheld, but may be withheld if the Party from whom consent is requested has a reasonable basis to question the financial capability of the proposed assignee. This Limitation of Assignment provision will terminate upon the completion of operations in the first well drilled on each Prospect Area as to that Prospect Area. Any Assignment of any interest acquired pursuant to the terms of this Participation Agreement will be made specifically subject to the terms and provisions of this Agreement and the Participation Agreement from which the Party acquired its interest.

                                      VII.
                         Entire Agreement and Amendments
                         -------------------------------

         This Agreement and the Participation Agreements referred to on the first page of this Agreement, constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all other agreements written or oral between the parties with respect to such subject matter (except for the Reichmann Participation Agreements described above). This Agreement may not be changed, modified or amended except by a written agreement between the Parties, which specifies that it amends this Agreement. This Agreement shall govern in the event of conflict between this Agreement and the Participation Agreements.

                                      VIII
                                   Arbitration
                                   -----------

         Any disputes arising out of or related to this Agreement must be arbitrated in accordance with the rules for commercial arbitration disputes for the American Arbitration Association for binding arbitration and such arbitration shall be conducted in Houston, Texas.



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                                       IX.
                                     Notice
                                     ------

         All notices authorized or required to be given pursuant to this Agreement shall be in writing and may be delivered by hand, mailed by first class airmail, sent by telecommunication, or overnight delivery to the address set forth in this Agreement.
         The notice shall be deemed to have been given and received:

               a. if delivered, on the day on which it was delivered, excluding Saturdays, Sundays and statutory holidays; or

               b.   if mailed, on the days received, or

               c. if sent by telecommunication, on the first business day following the day it was dispatched.

         A Party may change its address for the receipt of notices at any time by giving written notice thereof to the other Party. With regard to any notice that W-C is required to give the other Parties under this Agreement, or responses from the other Parties to W-C, Kerogen shall act as the representative of Triangle and Calibre.

                                       X.
                              Counterpart Execution
                              ---------------------

         This Agreement may be executed in multiple counterparts. It shall not be binding on any party unless and until a counterpart is signed by all parties and each party has been delivered a counterpart executed by all other parties.

WYNN-CROSBY PARTNERS I, LTD.
By: WCFM Partners I, Ltd., as General Partner
By: Wynn-Crosby Investments, Ltd., as General Partner

     /s/ Dan Koontz
---------------------------
BY:  Dan Koontz
     Vice President of Land

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KEROGEN RESOURCES, Inc.


By:               /s/ Thomas Harris
  ---------------------------------------------------
         Thomas Harris
         President


Triangle Petroleum, USA


By                /s/ Ron Hietala
  ---------------------------------------------------
         Ronald Hietala
         President


Calibre Energy, Inc.


By                /s/ Edward L. Moses
  ---------------------------------------------------
         Edward L. Mosses
         Sr. Vice President


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